UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2010

FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)
______________

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)  (Zip Code)

 (787) 729 8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends Item 5.07 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010 to correct a typographical error in the description of Proposal 2, which was submitted to stockholders for approval at the annual meeting, to state that the proposal related to the increase in the number of authorized shares of common stock from 250,000,000 to 750,000,000.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Corporation’s Annual Meeting of Stockholders held on April 27, 2010, management Proposals 1, 2, 4 and 5 were approved, and shareholder Proposal 3 was withdrawn from consideration.

The results are as follows:

Proposal 1 -        Election of Directors

	For	Against	Abstained	Broker Non-Vote
Aurelio Alemán-Bermudez	53,246,257	281,058	1,593,775	26,006,628
Jorge L. Díaz-Irizarry	44,624,552	1,849,925	8,646,613	26,006,628
José L. Ferrer-Canals	44,767,738	3,856,184	6,497,168	26,006,628
Frank Kolodziej- Castro	52,913,431	545,938	1,661,721	26,006,628
José Menéndez-Cortada	51,957,071	1,550,721	1,613,298	26,006,628
Héctor M. Nevares-La Costa	53,295,421	236,443	1,589,226	26,006,628
Fernando Rodríguez-Amaro	49,869,947	1,462,425	3,788,718	26,006,628
José F. Rodríguez - Perelló	53,236,121	240,043	1,644,926	26,006,628
Sharee Ann Umpierre-Catinchi	52,730,413	570,657	1,820,020	26,006,628

Proposal 2 – Amendment to Article Sixth of the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 250,000,000 to 750,000,000

For	Against	Abstained	Broker Non-Vote
64,530,133	14,533,617	2,063,968	-

Proposal 4 – Advisory Vote on Executive Compensation

For	Against	Abstained	Broker Non-Vote
69,680,661	6,657,497	4,789,560	-

Proposal 5 – Ratification of PricewaterhouseCoopers LLP as the Appointment of the Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Vote
69,114,579	10,412,153	1,600,986	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 30, 2010	FIRST BANCORP

		By:	/s/ Lawrence Odell
		Name:	Lawrence Odell
		Title:	Executive Vice President and
General Counsel